UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
October 15, 2021 Date of report (date of earliest event reported)
Commission File No.	Name of Registrant, State of Incorporation, Address of Principal Executive Offices, and Telephone No.	IRS Employer Identification No.
000-49965	MGE Energy, Inc. (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53788 (608) 252-7000 | mgeenergy.com	39-2040501
000-1125	Madison Gas and Electric Company (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53788 (608) 252-7000 | mge.com	39-0444025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

MGE Energy, Inc. ☐ Madison Gas and Electric Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

MGE Energy, Inc. ☐ Madison Gas and Electric Company ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1 Par Value Per Share	MGEE	The NASDAQ Stock Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2021, MGE Energy, Inc. (MGE Energy) and Madison Gas and Electric (MGE) announced that F. Curtis Hastings will be retiring from the Board of Directors of MGE Energy and MGE on October 31, 2021.

As previously reported in an 8-K dated April 16, 2021, the Boards of Directors of MGE Energy and MGE requested that Mr. Hastings remain on those Boards beyond his retirement date while the Boards continued their search for a replacement independent director. Specifically, Mr. Hastings was requested, as permitted by the Corporate Governance Guidelines, to remain on the Boards until a new director was elected to the Board and served through two meetings of the Board in order to provide for an orderly transition. The Boards announced in an 8-K dated July 16, 2021 that Noble L. Wray was elected as a member of both Boards of Directors, effective September 1, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

MGE Energy, Inc. Madison Gas and Electric Company
(Registrants)

Date: October 15, 2021	/s/ Tamara J. Johnson
Tamara J. Johnson Vice President - Accounting and Controller